Exhibit 99.1

Investor Relations:	Deborah Abraham
Vice President, Investor Relations
(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO REPORTS SECOND QUARTER 2008 RESULTS
Company Raises Adjusted Fiscal 2008 Guidance
______________________________________________________________________

NEW YORK --August 7, 2008 -- The Warnaco Group, Inc. (NYSE: WRC) today reported results for the second quarter ended July 5, 2008.

For the second quarter on a GAAP basis:

●	Net revenues rose 22% compared to the prior year quarter
●	Gross margin increased 290 basis points to 45% of net revenues
●	Operating margin increased 290 basis points to 10% of net revenues
●	Income from continuing operations increased 23% to $0.57 per diluted share

For the second quarter on an adjusted basis (non-GAAP) (excluding certain tax items, restructuring expenses and pension income/expense):

●	Operating margin increased 330 basis points to 11% of net revenues
●	Income from continuing operations increased 56% to $0.71 per diluted share

The accompanying tables provide a reconciliation of actual results to the as adjusted results.

The Company believes it is valuable for users of the Company’s financial statements to be made aware of the as adjusted financial information, as such measures are used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis.

“We are pleased to report another strong quarter for Warnaco,” stated Joe Gromek, Warnaco’s President and Chief Executive Officer.  “Our second quarter results included broad based strength with all operating segments and geographies recording increased revenue and profitability.  Our key expansion initiatives, including international, direct-to-consumer and our Calvin Klein businesses, continued to fuel our growth.  During the quarter, international revenues accounted for 50% of the Company’s total, led by 51%

growth in Europe.   With powerful brands and an integrated global platform, we are excited about our opportunities both in the near and long term.”

Mr. Gromek concluded, “While we are mindful of macro economic challenges, we believe our strategies will continue to produce positive results and underscores our decision to again increase guidance.  Longer term, we see ample opportunity for organic growth as we continue to execute our strategic plan.”

Fiscal 2008 Outlook

Based on a strong first half performance, for fiscal 2008, the Company now expects net revenues to grow 13% - 15% over comparable fiscal 2007 levels and, on an adjusted basis (excluding restructuring expense and a non-recurring repatriation tax charge, and assuming minimal pension income/expense), diluted earnings per share from continuing operations in the range of $2.80 - $2.90.

The accompanying tables provide a reconciliation of expected diluted earnings per share from continuing operations on a GAAP basis ($1.70 - $1.76 per diluted share (assuming minimal pension income/expense) to the adjusted fiscal 2008 outlook above.

Second Quarter Highlights

Total Company

Net revenues rose 22% to $503.8 million compared to $412.5 million in the prior year period and gross margin increased to 45% compared to 42% in the prior year quarter.  Operating income was $48.9 million, or 10% of net revenues, compared to $28.2 million, or 7% of net revenues, in the second quarter of fiscal 2007.

Income from continuing operations was $26.5 million, or $0.57 per diluted share, compared to $21.6 million, or $0.46 per diluted share, in the prior year quarter.  Income from continuing operations for the second quarter of 2008 and 2007 includes approximately $6.0 million and $3.2 million, respectively, of pre-tax restructuring expense (the second quarter of 2007 also benefited from $6.3 million of other income related primarily to net gains on intercompany loans denominated in currency other than that of the foreign subsidiaries’ functional currency).  Net income was $19.4 million, or $0.41 per diluted share, compared to $13.8 million, or $0.30 per diluted share, in the prior year quarter.

On an adjusted, non-GAAP basis (excluding certain tax items, restructuring expenses and pension income), income from continuing operations was $33.4 million, or $0.71 per diluted share, compared to $21.4 million, or $0.46 per diluted share, in the prior year period.  Net income was $26.3 million, or $0.56 per diluted share, compared to $13.6 million, or $0.29 per diluted share, in the prior year quarter.

The translation of foreign currencies, primarily as a result of a stronger euro and Canadian dollar, increased second quarter 2008 net revenues, gross margin and operating income by approximately $17.0 million, $8.1 million and $2.0 million, respectively, compared to the second quarter of fiscal 2007.

The Company’s adjusted non-GAAP effective tax rate (excluding certain non-recurring items, the non-cash tax charge associated with the repatriation of the proceeds from the sale of Lejaby®, and certain restructuring expenses for which there was no tax benefit) in the quarter was 32% compared to an adjusted rate of 26% in the first quarter.  The increased rate reflects additional tax expense to attain the Company’s anticipated annualized non-GAAP effective tax rate of 29% (compared to an annualized non-GAAP effective tax rate of 25% in fiscal 2007).

Segment Results
Sportswear

Revenues for the Sportswear Group increased 29% to $249.4 million and operating income increased to $23.0 million, or 9% of net revenues.  Calvin Klein Jeans revenue growth remained strong and included double digit increases in all geographies.  Operating income reflects sharp improvements in Chaps operating profit, resulting from improved product offerings and lower dilution, combined with continued strength in the Calvin Klein Jeans businesses.

Intimate Apparel

Intimate Apparel Group revenues rose 24% to $172.7 million and operating income increased to $31.8 million, or 18% of Intimate Apparel Group net revenues.  All brands and businesses within the Intimate Apparel Group contributed to the strong results.  While international expansion remains a key contributor to the growth of Calvin Klein Underwear, the U.S. Calvin Klein Underwear business increased revenues by 9% despite a challenging environment.  Expanded distribution and strong response to new product offerings contributed to both top and bottom line improvement for the Group’s core brands, Warner’s® and Olga®.

Swimwear

Swimwear Group revenues rose 2% to $81.7 million and operating income increased to $7.7 million, or 9% of net revenues.  Strong European demand, driven by fashion right design, continued to drive Calvin Klein swim revenues higher.  While Speedo® revenues decreased $1.5 million, Speedo operating income was up significantly to $6.9 million, or 10% of Speedo net revenues.  Group results benefited from a lower restructuring expense as well as a reduction in SG&A expense, as compared to the prior year period.

Balance Sheet

Cash and cash equivalents at July 5, 2008 were $154.5 million compared to $163.1 million at June 30, 2007.  Since June 30, 2007, the Company has repurchased approximately $24.7 million of its common stock, repaid approximately $83.6 million of debt and received cash proceeds of approximately $47.4 million from the sale of its Lejaby, Catalina®, Anne Cole® and Cole of California® businesses.

Accounts receivable, net, increased to $310.9 million at July 5, 2008 from $278.6 million at June 30, 2007, primarily due to increased sales toward the end of the quarter and growth in our European business.

Net inventories were $316.3 million at July 5, 2008, down from $357.1 million at June 30, 2007, primarily as a result of discontinued operations, and in line with the Company’s needs to service its ongoing business.

“Our business continues to generate positive cash flow, which we are investing in those areas of the Company that are expected to produce long-term sustainable growth.  We begin the second half of the year well positioned, with increased cash and reduced debt and operating with less inventory, as compared to a year ago,” stated Larry Rutkowski, Warnaco’s Executive Vice President and Chief Financial Officer.

Subsequent Events

The Company expects to enter into a new $300 million Asset Based Revolving Credit facility, which is expected to close during the third quarter.  As part of this refinancing, the Company expects to retire the outstanding balance of its Term B loans.

Conference Call Information

Stockholders and other persons are invited to listen to the first quarter earnings conference call scheduled for today, Thursday, August 7, 2008, at 9:00 a.m. EDT.  To participate in Warnaco’s conference call, dial (877) 692-2592 approximately five to ten minutes prior to the 9:00 a.m. start time.  The call will also be broadcast live over the Internet at www.warnaco.com.  An online archive will be available following the call.

This press release was furnished to the SEC (www.sec.gov) and may also be accessed through the Company’s internet website: www.warnaco.com.

 ABOUT WARNACO
The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, sourcing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's®, Olga®,  and Speedo®, as well as Chaps® sportswear and denim, and Calvin Klein® men's and women's underwear, men’s and women’s bridge apparel and accessories, men's and women's  jeans and jeans accessories, junior women's and children's jeans and men’s and women's swimwear.

FORWARD-LOOKING STATEMENTS

The Warnaco Group, Inc. notes that this press release, the conference call scheduled for August 7, 2008 and certain other written, electronic and oral disclosure made by the Company from time to time, may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations. Actual results may differ materially from anticipated results, targets or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact, including, without limitation, future financial targets, are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result, " "targeted", or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the headings "Risk Factors" and "Statement Regarding Forward-Looking Disclosure," as such disclosure may be modified or supplemented from time to time), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: the Company's ability to execute its repositioning and sale initiatives (including achieving enhanced productivity and profitability) previously announced; economic conditions that affect the apparel industry; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the risk of product safety issues, defects or other production problems associated with our products; the Company’s dependence on a limited number of customers; the effects of consolidation in the retail sector; the Company’s dependence on license agreements with third parties; the Company’s dependence on the reputation of its brand names, including, in particular, Calvin Klein; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; the Company’s history of insufficient disclosure controls and procedures and internal controls and restated financial statements; unanticipated future internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the effects of fluctuations in the value of investments of the Company’s pension plan; the sufficiency of cash to fund operations, including capital expenditures; the Company's ability to service its indebtedness, the effect of changes in interest rates on the Company's indebtedness that is subject to floating interest rates and the limitations imposed on the Company's operating and financial flexibility by the agreements governing the Company's indebtedness; the Company’s dependence on its senior management team and other key personnel; the Company’s reliance on information technology; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the Company’s inability to achieve its financial targets and strategic objectives, as a result of one or more of the factors described above, changes in the assumptions underlying the targets or goals,  or otherwise; the failure of acquired businesses to generate expected levels of revenues; the failure of the Company to successfully integrate such businesses with its existing businesses (and as a result, not achieving all or a substantial portion of the anticipated benefits of such acquisitions); and such acquired businesses being adversely affected, including by one or more of the factors described above and thereby failing to achieve anticipated revenues and earnings growth.

The Company encourages investors to read the section entitled "Risk Factors" and the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" included in the Company's Annual Report on Form 10-K, as such discussions may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule 1
THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported		Restructuring		As Adjusted
	Second Quarter		Charges and	Taxation (c)	Second Quarter
	of Fiscal 2008		Pension (b)		of Fiscal 2008 (d)

Net revenues	$ 503,835		$ -	$ -	$ 503,835
Cost of goods sold	278,924		(104)		278,820
Gross profit	224,911		104	-	225,015
Selling, general and administrative expenses	173,682		(5,871)		167,811
Amortization of intangible assets	2,588				2,588
Pension income	(291)		291		-
Operating income	48,932		5,684	-	54,616
Other expense	(1,203)				(1,203)
Interest expense	7,086				7,086
Interest income	(671)				(671)
Income from continuing operations before
provision for income taxes and minority interest	43,720		5,684	-	49,404
Provision for income taxes	17,078			(1,236)	15,842
Income from continuing operations before minority interest	26,642		5,684	1,236	33,562
Minority Interest	(148)				(148)
Income from continuing operations	26,494		5,684	1,236	33,414
Loss from discontinued operations, net of taxes	(7,130)	(a)			(7,130)
Net income	$ 19,364		$ 5,684	$ 1,236	$ 26,284

Basic income per common share:
Income from continuing operations	$ 0.58		$ 0.13	$ 0.03	$ 0.74
Loss from discontinued operations	(0.15)		-	-	(0.16)
Net income	$ 0.43		$ 0.13	$ 0.03	$ 0.58

Diluted income per common share:
Income from continuing operations	$ 0.57		$ 0.12	$ 0.03	$ 0.71
Loss from discontinued operations	(0.16)		-	-	(0.15)
Net income	$ 0.41		$ 0.12	$ 0.03	$ 0.56

Weighted average number of shares outstanding used in computing income per common share:
Basic	45,340,695		45,340,695	45,340,695	45,340,695

Diluted	46,780,639		46,780,639	46,780,639	46,780,639

(a)	Includes operations related to the Company's designer swimwear (excluding Calvin Klein) and Lejaby businesses which have been classified as as discontinued operations.

(b)	This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (d) below.

(c)	Adjustment based on the the Company's expected tax rate of 28.7% for Fiscal 2008, which rate excludes the effects of restructuring charges, pension income and certain tax related items. See note (d) below.

(d)	The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

					Schedule 1a
THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported Second Quarter of Fiscal 2007		Restructuring Charges and Pension (b)	Taxation (c)	As Adjusted Second Quarter of Fiscal 2007 (d)

Net revenues	$412,501		$-	$-	$412,501
Cost of goods sold	240,413		(2,401)		238,012
Gross profit	172,088		2,401	-	174,489
Selling, general and administrative expenses	140,770		(845)		139,925
Amortization of intangible assets	3,617				3,617
Pension income	(509)		509		-
Operating income	28,210		2,737	-	30,947
Other income	(6,280)				(6,280)
Interest expense	9,494				9,494
Interest income	(753)				(753)
Income from continuing operations before
provision for income taxes	25,749		2,737	-	28,486
Provision for income taxes	4,181		-	2,912	7,093
Income from continuing operations	21,568		2,737	(2,912)	21,393
Loss from discontinued operations, net of taxes	(7,791	)(a)			(7,791)
Net income	$13,777		$2,737	$(2,912)	$13,602

Basic income per common share:
Income from continuing operations	$0.48		$0.06	$(0.06)	$0.47
Loss from discontinued operations	(0.17)		-	-	(0.17)
Net income	$0.31		$0.06	$(0.06)	$0.30

Diluted income per common share:
Income from continuing operations	$0.46		$0.06	$(0.06)	$0.46
Loss from discontinued operations	(0.16)		-	-	(0.17)
Net income	$0.30		$0.06	$(0.06)	$0.29

Weighted average number of shares outstanding used in
computing income per common share:
Basic	45,146,246		45,146,246	45,146,246	45,146,246

Diluted	46,534,530		46,534,530	46,534,530	46,534,530

(a)	Includes operations related to the Company's designer swimwear (excluding Calvin Klein) and Lejaby businesses which have been classified as as discontinued operations.

(b)	This adjustment seeks to present the Company's consolidated condensed statement of operation on a continuing basis without the effects of restructuring charges or pension income. See note (d) below.

(c)	Adjustment to reflect the Company's income from continuing operations at a normalized tax rate of 24.9% which reflects the Company's tax rate for Fiscal 2007 excluding the effects of restructuring charges, pension income and certain tax related items. See note (d) below.

(d)	The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

Schedule 2

THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring		As Adjusted
	Six Months Ended	Charges and	Taxation (d)	Six Months Ended
	July 5, 2008	Pension (c)		July 5, 2008 (e)

Net revenues	$1,072,063		$-	$1,072,063
Cost of goods sold	592,781	(840)		591,941
Gross profit	479,282	840	-	480,122
Selling, general and administrative expenses	369,988	(25,477)		344,511
Amortization of intangible assets	5,062			5,062
Pension income	(582)	582		-
Operating income	104,814	25,735	-	130,549
Other expense	4,258			4,258
Interest expense	16,476			16,476
Interest income	(1,604)			(1,604)
Income from continuing operations before
provision for income taxes and minority interest	85,684	25,735	-	111,419
Provision for income taxes	51,765 (a)		(19,788)	31,977
Income from continuing operations before minority interest	33,919	25,735	19,788	79,442
Minority Interest	(359)			(359)
Income from continuing operations	33,560	25,735	19,788	79,083
Income from discontinued operations, net of taxes	3,513 (b)			3,513
Net income	$37,073	$25,735	$19,788	$82,596

Basic income per common share:
Income from continuing operations	$0.75	$0.57	$0.44	$1.76
Income from discontinued operations	0.07	-	-	0.08
Net income	$0.82	$0.57	$0.44	$1.84

Diluted income per common share:
Income from continuing operations	$0.72	$0.55	$0.42	$1.70
Income from discontinued operations	0.08	-	-	0.07
Net income	$0.80	$0.55	$0.42	$1.77

Weighted average number of shares outstanding used in
computing income per common share:
Basic	44,953,200	44,953,200	44,953,200	44,953,200

Diluted	46,590,322	46,590,322	46,590,322	46,590,322

(a)
Includes, among other items, a non-recurring tax charge of approximately $19,000 related to the repatriation, to the United States, of the net proceeds received in connection with the sale of the Lejaby business.

(b)	Includes operations related to the Company's designer swimwear (excluding Calvin Klein) and Lejaby businesses which have been classified as as discontinued operations.

(c)	This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (e) below.

(d)
Adjustment to reflect the Company's income from continuing operations at a normalized tax rate of 28.7% which reflects the Company's estimated tax rate for fiscal 2008 excluding the effects of restructuring charges, pension income and certain tax related items (including a non-recurring tax charge of approximately $19,000 related to the repatriation, to the United States of the net proceeds received in connection with the sale of the Lejaby business). See note (e) below.

(e)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

				Schedule 2a
THE WARNACO GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, excluding per share amounts)
(Unaudited)

	As Reported	Restructuring		As Adjusted
	Six Months Ended	Charges and	Taxation (c)	Six Months Ended
	June 30, 2007	Pension (b)		June 30, 2007 (d)

Net revenues	$881,741	$-	$-	$881,741
Cost of goods sold	512,295	(3,001)		509,294
Gross profit	369,446	3,001	-	372,447
Selling, general and administrative expenses	283,567	(1,087)		282,480
Amortization of intangible assets	7,051			7,051
Pension income	(693)	693		-
Operating income	79,521	3,395	-	82,916
Other income	(6,882)			(6,882)
Interest expense	18,806			18,806
Interest income	(1,036)			(1,036)
Income from continuing operations before
provision for income taxes	68,633	3,395	-	72,028
Provision for income taxes	18,817	-	(882)	17,935
Income from continuing operations	49,816	3,395	882	54,093
Income from discontinued operations, net of taxes	1,936 (a)			1,936
Net income	$51,752	$3,395	$882	$56,029

Basic income per common share:
Income from continuing operations	$1.11	$0.08	$0.02	$1.20
Income from discontinued operations	0.04	-	-	0.04
Net income	$1.15	$0.08	$0.02	$1.24

Diluted income per common share:
Income from continuing operations	$1.07	$0.07	$0.02	$1.16
Income from discontinued operations	0.04	-	-	0.05
Net income	$1.11	$0.07	$0.02	$1.21

Weighted average number of shares outstanding used in
computing income per common share:
Basic	45,058,976	45,058,976	45,058,976	45,058,976

Diluted	46,482,664	46,482,664	46,482,664	46,482,664

(a)	Includes operations related to the Company's designer swimwear (excluding Calvin Klein) and Lejaby businesses which have been classified as as discontinued operations.

(b)	This adjustment seeks to present the Company's consolidated condensed statement of operations on a continuing basis without the effects of restructuring charges or pension income. See note (d) below.

(c)
Adjustment to reflect the Company's income from continuing operations at a normalized tax rate of 24.9% which reflects the Company's tax rate for Fiscal 2007 excluding the effects of restructuring charges, pension income and certain tax related items. See note (d) below.

(d)
The "As Adjusted" statement of operations is used by management to evaluate the operating performance of the Company's continuing operations on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its results to provide investors with an additional tool to evaluate the Company's operating results.

				Schedule 3
THE WARNACO GROUP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	July 5, 2008	December 29, 2007	June 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$154,516	$191,918	$163,054
Accounts receivable, net	310,883	267,450	278,570
Inventories	316,350	332,652	357,073
Assets of discontinued operations (a)	10,520	67,931	4,532
Other current assets	168,032	133,211	57,830
Total current assets	960,301	993,162	861,059

Property, plant and equipment, net	112,627	111,916	118,317
Intangible and other assets	536,724	501,425	604,058
TOTAL ASSETS	$1,609,652	$1,606,503	$1,583,434

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$35,562	$56,115	$45,360
Accounts payable and accrued liabilities	286,513	294,271	275,279
Accrued income taxes payable	25,109	12,199	15,892
Liabilities of discontinued operations (b)	17,141	42,566	1,678
Total current liabilities	364,325	405,151	338,209
Long-term debt	265,291	310,500	331,402
Other long-term liabilities	121,778	117,956	189,977
Total stockholders' equity	858,258	772,896	723,846

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,609,652	$1,606,503	$1,583,434

(a) Assets of discontinued operations include the following:
	July 5, 2008	December 29, 2007	June 30, 2007

Accounts receivable, net	$8,931	$21,487	$3,103
Inventories	192	28,167	745
Other current assets	1,024	6,741	555
Property, plant and equipment, net	373	3,001	-
Intangible and other assets	-	8,535	129
Assets of discontinued operations	$10,520	$67,931	$4,532

(b) Liabilities of discontinued operations include the following:
	July 5, 2008	December 29, 2007	June 30, 2007

Accounts payable	$5,017	$14,867	$614
Accrued liabilities	9,563	21,700	1,064
Other long-term liabilities	2,561	5,999	-
Liabilities of discontinued operations	$17,141	$42,566	$1,678

					Schedule 4

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

Net revenues:	Second Quarter	Second Quarter	Increase /	%
	of Fiscal 2008	of Fiscal 2007	(Decrease)	Change
Sportswear Group	$249,395	$192,890	$56,505	29.3%
Intimate Apparel Group	172,746	139,453	33,293	23.9%
Swimwear Group	81,694	80,158	1,536	1.9%
Net revenues	$503,835	$412,501	$91,334	22.1%

	Second Quarter	% of Group	Second Quarter	% of Group
	of Fiscal 2008	Net Revenues	of Fiscal 2007	Net Revenues
Operating income (loss):
Sportswear Group (a)	$23,040	9.2%	$18,300	9.5%
Intimate Apparel Group (a), (b)	31,826	18.4%	22,016	15.8%
Swimwear Group (a), (b)	7,658	9.4%	937	1.2%
Unallocated corporate expenses (b)	(13,592)	na	(13,043)	na
Operating income	$48,932	na	$28,210	na

Operating income as a percentage of
total net revenues	9.7%		6.8%

(a) Includes an allocation of shared services expenses as follows:

	Second Quarter	Second Quarter
	of Fiscal 2008	of Fiscal 2007
Sportswear Group	$5,453	$5,584
Intimate Apparel Group	$4,430	$4,289
Swimwear Group	$3,824	$4,980

(b) Includes restructuring charges as follows:
	Second Quarter	Second Quarter
	of Fiscal 2008	of Fiscal 2007
Sportswear Group	$4,401	$21
Intimate Apparel Group	18	19
Swimwear Group	144	3,206
Unallocated corporate expenses	1,412	-
	$5,975	$3,246

 Schedule 4a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY BUSINESS GROUP
(Dollars in thousands)
(Unaudited)

Net revenues:	Six Months Ended	Six Months Ended	Increase /	%
	July 5, 2008	June 30, 2007	(Decrease)	Change
Sportswear Group	$ 549,514	$ 428,321	$ 121,193	28.3%
Intimate Apparel Group	340,345	276,823	63,522	22.9%
Swimwear Group	182,204	176,597	5,607	3.2%
Net revenues	$ 1,072,063	$ 881,741	$ 190,322	21.6%

	Six Months Ended	% of Group	Six Months Ended	% of Group
	July 5, 2008	Net Revenues	June 30, 2007	Net Revenues
Operating income (loss):
Sportswear Group (a)	$ 45,119	8.2%	$ 45,226	10.6%
Intimate Apparel Group (a), (b)	64,250	18.9%	45,734	16.5%
Swimwear Group (a), (b)	22,476	12.3%	14,415	8.2%
Unallocated corporate expenses (b)	(27,031)	na	(25,854)	na
Operating income	$ 104,814	na	$ 79,521	na

Operating income as a percentage of total net revenues	9.8%		9.0%

(a) Includes an allocation of shared services expenses as follows:
	Six Months Ended	Six Months Ended
	July 5, 2008	June 30, 2007
Sportswear Group	$10,910	$11,165
Intimate Apparel Group	$8,861	$8,581
Swimwear Group	$7,648	$9,960

(b) Includes restructuring charges as follows:
	Six Months Ended	Six Months Ended
	July 5, 2008	June 30, 2007
Sportswear Group	$23,096	$119
Intimate Apparel Group	695	120
Swimwear Group	1,114	3,872
Unallocated corporate expenses	1,412	(23)
	$26,317	$4,088

Schedule 5

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues

	Second Quarter of Fiscal 2008	Second Quarter of Fiscal 2007	Increase	% Change
United States	$254,484	$241,921	$12,563	5.2%
Europe	119,790	79,304	40,486	51.1%
Asia	71,790	50,426	21,364	42.4%
Canada	31,349	26,109	5,240	20.1%
Mexico, Central and South America	26,422	14,741	11,681	79.2%
Total	$503,835	$412,501	$91,334	22.1%

	Operating Income

	Second Quarter of Fiscal 2008	Second Quarter of Fiscal 2007	Increase / (Decrease)	% Change
United States	$33,452	$22,271	$11,181	50.2%
Europe	8,000	6,275	1,725	27.5%
Asia	10,548	6,880	3,668	53.3%
Canada	7,898	3,852	4,046	105.0%
Mexico, Central and South America	2,627	1,975	652	33.0%
Unallocated corporate expenses	(13,592)	(13,043)	(549)	4.2%
Total	$48,933	$28,210	$20,723	73.5%

By Channel:	Net Revenues

	Second Quarter of Fiscal 2008	Second Quarter of Fiscal 2007	Increase	% Change
Wholesale	$396,964	$335,521	$61,443	18.3%
Retail	106,871	76,980	29,891	38.8%
Total	$503,835	$412,501	$91,334	22.1%

	Operating Income
	Second Quarter of Fiscal 2008	Second Quarter of Fiscal 2007	Increase / (Decrease)	% Change
Wholesale	$47,633	$26,569	$21,064	79.3%
Retail	14,892	14,684	208	1.4%
Unallocated corporate expenses	(13,592)	(13,043)	(549)	4.2%
Total	$48,933	$28,210	$20,723	73.5%

Schedule 5a

THE WARNACO GROUP, INC.
NET REVENUES AND OPERATING INCOME BY REGION & CHANNEL
(Dollars in thousands)
(Unaudited)

By Region:	Net Revenues
	Six Months Ended July 5, 2008	Six Months Ended June 30, 2007	Increase	% Change
United States	$511,498	$487,726	$23,772	4.9%
Europe	291,956	200,976	90,980	45.3%
Asia	158,373	112,821	45,552	40.4%
Canada	58,850	49,512	9,338	18.9%
Mexico, Central and South America	51,386	30,706	20,680	67.3%
Total	$1,072,063	$881,741	$190,322	21.6%

	Operating Income
	Six Months Ended July 5, 2008	Six Months Ended June 30, 2007	Increase / (Decrease)	% Change
United States	$61,822	$46,869	$14,953	31.9%
Europe	23,366	28,389	(5,023)	-17.7%
Asia	26,306	16,766	9,540	56.9%
Canada	14,184	8,370	5,814	69.5%
Mexico, Central and South America	6,167	4,981	1,186	23.8%
Unallocated corporate expenses	(27,031)	(25,854)	(1,177)	4.6%
Total	$104,814	$79,521	$25,293	31.8%

By Channel:	Net Revenues
	Six Months Ended July 5, 2008	Six Months Ended June 30, 2007	Increase	% Change
Wholesale	$859,851	$728,935	$130,916	18.0%
Retail	212,212	152,806	59,406	38.9%
Total	$1,072,063	$881,741	$190,322	21.6%

	Operating Income
	Six Months Ended July 5, 2008	Six Months Ended June 30, 2007	Increase / (Decrease)	% Change
Wholesale	$102,780	$79,796	$22,984	28.8%
Retail	29,065	25,579	3,486	13.6%
Unallocated corporate expenses	(27,031)	(25,854)	(1,177)	4.6%
Total	$104,814	$79,521	$25,293	31.8%

Schedule 6

THE WARNACO GROUP, INC.
SUPPLEMENTAL SCHEDULE - FISCAL 2008 OUTLOOK
(Dollars in thousands, excluding per share amounts)
(Unaudited)

NET REVENUE GUIDANCE		Percentages
(Unaudited)
Estimated growth in net revenues in Fiscal 2008 over comparable Fiscal 2007 levels.		13.00%	to	15.00%

EARNINGS PER SHARE GUIDANCE		U.S. Dollars
Diluted Income per common share from continuing operations		(Unaudited)
	GAAP basis	$ 1.70	to	$ 1.76
	Restructuring charges (a)	0.60	to	0.64
	Taxation related items (b)	0.50		0.50
	As adjusted (Non-GAAP basis) (c)	$ 2.80	to	$ 2.90

(a)	Reflects between $27,000 to $30,000 of restructuring charges (net of an income tax benefit of between $2,000 and $3,000)
for Fiscal 2008 primarily related to the transfer of the Calvin Klein Collection Business.

(b)	Reflects certain tax related items including, among other items, a non-recurring tax charge of approximately $19,000 related to the repatriation, to the United States of the net proceeds received in connection with the sale of the Lejaby business.

(c)	The Company believes it is useful for users of the Company's financial statements to be made aware of the "adjusted"
net revenue growth and per share amounts related to the Company's income from continuing operations as such measures are used by management to evaluate the operating performance of the Company's continuing businesses on a comparable basis. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The
Company presents such non-GAAP financial measures in reporting its projected results to provide investors with an additional tool to evaluate the Company's operating results.

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